Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Class A Common Stock, par value US$0.0001 per share, of Grid Dynamics Holdings, a Delaware corporation, and (ii) that this Agreement may be included as Exhibit 1 to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 17, 2020.

GDD INTERNATIONAL HOLDING COMPANY

By:	/s/ Wang Yueou
	Name:	Wang Yueou
	Title:	Director

GDB INTERNATIONAL INVESTMENT LIMITED

By:	/s/ Wang Yueou
	Name:	Wang Yueou
	Title:	Director

AUTOMATED SYSTEMS HOLDINGS LIMITED

By:	/s/ Wang Yueou
	Name:	Wang Yueou
	Title:	Director

TEAMSUN TECHNOLOGY (HK) LIMITED

By:	/s/ Wang Weihang
	Name:	Wang Weihang
	Title:	Director

BEIJING TEAMSUN TECHNOLOGY CO., LTD.

By:	/s/ Wang Weihang
	Name:	Wang Weihang
	Title:	Director